PHILADELPHIA INSURANCE COMPANIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS )
NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and Loss Adjustment Expenses				Net Paid Loss and Loss Adjustment Expenses
	For The Three Months Ended		For The Nine Months Ended		For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
PRODUCTS	2008	2007	2008	2007	2008	2007	2008	2007
COMMERCIAL LINES	$200,510	$146,416	$566,596	$385,122	$140,097	$102,266	$371,137	$261,412
SPECIALTY LINES	31,579	(3,149)	79,548	51,651	28,156	15,043	70,890	50,538
RUN-OFF (PERSONAL LINES)	1,750	1,538	4,384	7,126	2,125	2,959	6,775	9,090

TOTAL NET LOSS AND LOSS ADJUSTMENT EXPENSES	$233,839	$144,805	$650,528	$443,899	$170,377	$120,268	$448,802	$321,040

Net Loss & Lae Reserves @ September 30, 2008	$1,463,641

Taxable Equivalent Yield @ September 30, 2008	5.5%

Portfolio Duration @ September 30, 2008	5.5 yrs

Book Value Per Common Share @ September 30, 2008	$22.38

Shares Repurchased During the Three Months Ended September 30, 2008	0